EXHIBIT 10.54

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made as of the 30th day of November, 2011, by REGO II BORROWER LLC, a Delaware limited liability company having an office c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (“Borrower”) and ALEXANDER’S INC.,  a Delaware corporation having an office at 210 Route 4 East, Paramus, New Jersey 07652 (“Guarantor”, and together with Borrower, collectively, “Indemnitor”), in favor of BANK OF CHINA, NEW YORK BRANCH having an address at 410 Madison Avenue, New York, New York 10017 (“Lender”) and the other Indemnified Parties (as defined below).

RECITALS:

WHEREAS, Borrower is the owner of certain real property more particularly described in Exhibit A attached hereto and made a part hereof and the improvements thereon and commonly known as 61-35 Junction Boulevard located in Queens, New York, together with all buildings, structures, foundations, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and/or improvements now or hereafter being a part thereof (collectively, the “Premises”);

WHEREAS, pursuant to that certain Loan and Security Agreement, dated of even date herewith, between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”), Lender has agreed to make a mortgage loan to Borrower in the original principal amount of Two Hundred Seventy Five Million and 00/100 Dollars ($275,000,000.00) (the “Loan”), which Loan is evidenced by that certain Consolidated, Amended and Restated Promissory Note, dated of even date herewith, executed by Borrower and payable to the order of Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”);

WHEREAS, the Note is secured by, inter alia, that certain Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement (the “Mortgage”) dated as of the date hereof and made by Borrower for the benefit of Lender, and the Loan is further evidenced, secured or governed by other instruments or documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Mortgage, collectively, the “Loan Documents”);

WHEREAS, Guarantor acknowledges that it has an indirect ownership interest in Borrower and will receive substantial economic and other benefits from Lender making the Loan to Borrower;

WHEREAS, Lender requires as a condition to the making of the Loan that each Indemnitor shall have executed and delivered this Agreement as security for Indemnitor’s obligations under the Loan Documents; and

WHEREAS, Indemnitor desires to further secure the payment of the Indebtedness and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

NOW THEREFORE, in consideration of the making of the Loan by the Lenders, the covenants, agreements, representations and warranties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, Indemnitor hereby represents, warrants, covenants and agrees as follows:

ARTICLE 1

Definitions

Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.  As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Law”  shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to the protection of human health, or the environment, or industrial hygiene, any Hazardous Materials, Microbial Matter, drinking water, stream sediments, vegetation, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, atmosphere, soil, storm water run‑off, waste emissions or wells, or the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of any Hazardous Materials.  Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered Sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. § 9601 et seq.); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.); (c) the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.); (d) the Toxic Substances Control Act (15 U.S.C. § 2061 et seq.); (e) the Clean Water Act (33 U.S.C. § 1251 et seq.); (f) the Clean Air Act (42 U.S.C. § 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. § 349; 42 U.S.C. § 201 and § 300f et seq.); (h) the National Environmental Policy Act of 1969 (42 U.S.C. § 4321); (i) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered Sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (j) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. § 1101 et seq.); (k)  the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et  seq.; (l) the Emergency Planning and Community Right-to-Know Act of 1986, 42 USCA 11001 et  seq.; (m) the River and Harbor Act of 1899, 33 USCA 401 et  seq.; (n) the Endangered Species Act of 1973, 16 USCA 1531 et  seq.;  and (o) the Occupational Safety and Health Act of 1970, 29 USCA 651 et  seq.   The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Materials or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

The term “Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law.  Without limiting the generality of the foregoing, the term shall mean and include:

(a)    “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder; excluding, however, common maintenance and cleaning products regularly found at properties with a standard of operation and maintenance comparable to the Premises;

(b)   “hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(c)    “hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

(d)   “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder; and

(e)    petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them, excluding, however, products or substances which are generally used in the ordinary course of property operations, work projects and similar activities undertaken by or on behalf of Borrower or any tenants at the Premises, in each case in such quantities and concentrations as are reasonable for the intended application.

 The term “Indemnified Parties”  means Indemnitee, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or is an affiliate of any Person who holds or acquires or will have held such a participation or other full or partial interest in the Loan, whether during the term of the Loan or, subject to the provisions of Section 2.10  herein, as a part of or following a foreclosure of the Mortgage and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business) (subject however to any provision in any Loan Document relating to who may hold an interest in the Loan).

The term “Legal Action”  means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses”  shall mean any and all losses, damages, costs, expenses, liabilities, claims or other obligations reasonably incurred by an Indemnified Party (including reasonable attorneys’ fees and disbursements).

The term “Microbial Matter” shall mean fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such microbial matter is living.

The term “Release”  with respect to any Hazardous Materials means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other similar movement of any Hazardous Materials, but does not include such releases in compliance with applicable permits and applicable law.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials; any actions to prevent, cure or mitigate any Release of any Hazardous Materials; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials or to anything referred to herein.

ARTICLE 2

INDEMNIFICATION

2.1              Environmental Representations and Warranties.  Except as otherwise disclosed by that certain Phase I environmental report dated July 22, 2011, prepared by Jones, Hill, McFarland & Ellis (or by any prior Phase I environmental reports referenced therein) and any other environmental report with respect to the Premises delivered to Indemnitee in connection with the origination of the Loan (collectively, the “Environmental Report”), to Indemnitor’s knowledge after due inquiry: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Premises, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in, on, under or from the Premises that have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Materials migrating to the Premises; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises that has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written notice or other written communication from any Governmental Authority relating to the Release or Remediation of Hazardous Materials, of possible liability of Indemnitor pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Premises that is known to Indemnitor and all information that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Materials in, on, under or from the Premises and/or to the environmental condition of the Premises.

2.2              Environmental  Covenants.  Indemnitor covenants and agrees that for so long as the Loan is outstanding, or, if earlier, until such time as Lender or any other Person takes title to, or possession or control of, the Property by foreclosure, deed-in-lieu of foreclosure, a proceeding in bankruptcy or any other means:  (a) all uses and operations on or of the Premises by Indemnitor shall be in compliance with all Environmental Laws and permits issued pursuant thereto and Indemnitor shall use all commercially reasonable efforts to cause all other Persons to comply in their uses and operations at the Premises with all Environmental Laws; (b) Indemnitor shall not cause or permit any Releases of Hazardous Materials in, on, under or from the Premises; (c) except for those set forth in the Environmental Report, Indemnitor shall not use or permit the use of and shall cause the Premises to be free of Hazardous Materials in, on, or under the Premises, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto and except for negligible amounts used in the ordinary course of business; (d)  subject to Indemnitor’s right to contest in accordance with Section 7.3 of the Loan Agreement, Indemnitor shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 2.3 herein, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews with environmental consultants to the extent reasonably available; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises, pursuant to any reasonable written request of Indemnitee made in consideration of any environmental event or condition reasonably believed to have occurred or exist at the Premises (such assessment or investigation to be in scope and nature appropriate to the suspected event or condition), share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Material) in, on, under or from the Premises required by any Environmental Law; (ii) subject to Indemnitor’s right to contest under Section 7.3 of the Loan Agreement, comply with any directive from any Governmental Authority having jurisdiction over the Premises requiring any action relating to any environmental condition in, on, under or originating from the Premises; and (h) Indemnitor shall, promptly upon becoming aware of such condition (to the extent not previously disclosed to Indemnitee), notify Indemnitee in writing of (i) any Releases of Hazardous Materials in, on, under, from or migrating towards the Premises; (ii) any material non-compliance with any Environmental Laws related in any way to the

Premises; (iii) any Environmental Lien; and (iv) any required or proposed Remediation of environmental conditions relating to the Premises.  Notwithstanding the foregoing, no default shall occur under the Loan in the event that a Tenant violates the foregoing provisions as long as Indemnitor takes commercially reasonable actions in connection therewith.

2.3              Indemnified Rights/Cooperation and Access.  In the event the Indemnified Parties have reason to believe that Hazardous Materials exist in, on, or under the Premises that do not, in the reasonable discretion of the Indemnified Parties, endanger any tenants or other occupants of the Premises or their guests or the general public or materially and adversely affect the value of the Premises, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor’s sole cost and expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have reason to believe that any Hazardous Materials exist in, on, or under the Premises that, in the reasonable judgment of the Indemnified Parties, endanger any tenant or other occupant of the Premises or their guests or the general public or may materially and adversely affect the value of the Premises, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises following written notice at all reasonable times to assess any and all aspects of the environmental condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing.  Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Premises.  Notwithstanding the foregoing, no such entry shall be made by Indemnified Parties or any designated Person so long as Indemnitor conducts appropriate environmental assessments of the Premises and takes such further action reasonably required to cure or mitigate any Release of any Hazardous Materials, all as reasonably determined by the Indemnified Parties.

2.4              Indemnification.   Indemnitor covenants and agrees at Indemnitor’s sole cost and expense, to protect, defend, indemnify and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties as a result of a Legal Action by any third party against an Indemnified Party attributable to any one or more of the following:  (a) any presence of any Hazardous Materials in, on, above, or under the Premises; (b) any past, present or threatened Release of any Hazardous Materials in, on, above, under or from the Premises; (c) any activity by Indemnitor, any Person affiliated with Indemnitor (other than Indemnified Parties), and any Tenant or other user of the Premises in connection with any use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials at any time located in, under, on or above the Premises, or any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Premises, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Law (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor (other than Indemnified Parties), and any Tenant or other user of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Law other than any Losses; (e) the imposition, recording or filing of any lien with regard to any Hazardous Materials or pursuant to any Environmental Law encumbering the Premises; (f) any acts of Indemnitor, any Person affiliated with Indemnitor (other than Indemnified Parties), and any Tenant or other user of the Premises in (i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of any Hazardous Materials at any facility or incineration vessel containing any such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Materials that causes the incurrence of costs for remediation; and (g) any material misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or the Loan Documents relating to environmental matters. Notwithstanding the foregoing, Indemnitor shall not have any obligations or liabilities under this Agreement with respect to Losses that Indemnitor can prove (by a preponderance of the evidence) arose from (i) any conditions that arise at such time as Indemnitor is no longer in possession or control of the Premises as a result of Indemnitee’s exercise of its remedies under the Loan Documents, (ii) Hazardous Materials that were not present on the Premises prior to the date that Indemnitee or its nominee acquired title to the Premises, whether by foreclosure, exercise of a power of sale, acceptance of a deed-in-lieu of foreclosure, pursuant to a proceeding in bankruptcy or otherwise, or (iii) the gross negligence or willful misconduct of any Indemnified Party or any Affiliate thereof.

2.5              Duty to Defend and Attorneys’  and Other Fees and Expenses.   Indemnified Party must give Indemnitor prompt written notice of any claim.  Upon written request by any Indemnified Party, or upon request by Indemnitor (provided no Event of Default shall have occurred and be continuing), Indemnitor shall defend said Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) with attorneys and other professionals reasonably approved by the Indemnified Parties (such approval not to be unreasonably withheld or delayed).  If Indemnitor assumes such defense, Indemnitor shall not be liable for the payment of any separate legal fees and expenses, or any other defense or investigative costs, of the Indemnified Party, except that if the positions of Indemnitor and any Indemnified Party are in conflict, or if such Indemnified Party reasonably believes that its interests are not being adequately protected, any Indemnified Party may elect to conduct its own defense at Indemnitor’s reasonable expense.  Subject to the foregoing, upon demand, Indemnitor shall pay or reimburse Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

2.6              Subrogation.   Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Premises or otherwise obligated by law to bear the cost.  Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.  Upon payment to the Indemnified Parties of all due and unpaid amounts under this Agreement, Indemnitor shall be subrogated to all of Indemnified Party’s rights in respect of any such claim.

2.7              Interest.   Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) the Default Rate or (b) the Maximum Legal Rate that Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

2.8              Survival.   The obligations and liabilities of Indemnitor under this Agreement shall, unless expressly provided otherwise herein, fully survive indefinitely, notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed-in-lieu of foreclosure of the Mortgage; provided, however, that the obligation of Indemnitor to indemnify the Indemnified Parties under this Agreement shall terminate and be of no further force or effect on the later  of two (2) years following the date (a) on which Indemnitor delivers to Indemnitee a Phase I Environmental Report with respect to the Premises and (b) which is the earlier to occur of (1) the date of the repayment in full of all amounts due and owing by Indemnitor under the Loan Agreement and (2) the date on which Indemnitee (or its nominee or designee) or a purchaser at a foreclosure sale actually takes title to the Premises, whether through a foreclosure sale, a deed-in-lieu thereof or otherwise pursuant to an exercise of remedies under the Loan Documents; provided, further  that Indemnitor shall remain liable to the extent otherwise provided hereunder in respect of any Hazardous Materials located on the Premises as reflected in such Phase I Environmental Report and not previously reflected in the Environmental Report delivered in connection with the closing of the Loan; and provided, further  however, that the indemnification obligations of Indemnitor under this Agreement shall nonetheless survive as to any claims, actions, litigation, or other proceedings that are then pending or subject to further appeal as of the second (2nd) anniversary of such repayment in full or taking of title.  Furthermore, except as expressly limited by the immediately preceding sentence, such indemnification obligations shall in no way be impaired by any exercise of any Indemnified Party’s rights and remedies pursuant hereto, including, but not limited to, foreclosure, acceptance of a deed-in-lieu of foreclosure, any exercise of any rights under the Note or Mortgage or any act or omission that might otherwise be construed as a release or discharge of Indemnitor from its obligations pursuant thereto.  Notwithstanding anything to the contrary contained herein, Indemnitor shall not be deemed liable and shall not be required to indemnify Indemnitee or any Indemnified Party for any Losses to the extent such Losses arise from (i) any events or conditions that first arise after the date on which (A) Indemnitee (or its nominee or designee) or a purchaser at a foreclosure sale actually took title to the Premises, whether through a foreclosure sale, a deed-in-lieu thereof or otherwise pursuant to an exercise of remedies under the Loan Documents or (B) Borrower Transfers the Premises in accordance with the Loan Agreement so long as, (1) in connection with such Transfer, a replacement indemnitor reasonably acceptable to Indemnitee delivers an environmental indemnity agreement to Indemnitee, which is in form and substance reasonably acceptable to Indemnitee or, alternatively, (2) Borrower delivers to Indemnitee a Phase I

Environmental Report that indicates that the Premises is clear of any Hazardous Materials as to which remedial action is recommended in such report and that the Premises are in compliance with all Environmental Laws or (ii) the gross negligence or willful misconduct of Indemnitee or any Indemnified Party.

2.9              Notice of Legal Actions.   Each party hereto shall, within three (3) Business Days (as defined below) of receipt thereof, give written notice to the other party hereto of (a) any written notice, advice or other written communication from any governmental entity or any source whatsoever with respect to any Hazardous Materials on, from or affecting the Premises that has or is reasonably likely to result in a material liability or loss, or that is alleged to violate any Environmental Law, and (b) any Legal Action brought against such party or related to the Premises, with respect to which Indemnitor may have liability under this Agreement.  Such notice shall comply with the provisions of Section 5.1  hereof.

2.10          Transfer of Loan.  Subject to the terms of the Loan Agreement, Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein.  Indemnitee may forward to each purchaser, transferee, assignee, servicer or participant (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information that Indemnitee now has or may hereafter acquire relating to Indemnitor and the Premises, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable.  Indemnitor and any guarantor agree to cooperate with Indemnitee in connection with any transfer made pursuant to this Section, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee.  Indemnitor shall also furnish, and Indemnitor hereby consents to Indemnitee furnishing to such Investors or such prospective Investors, information concerning the financial condition of the Indemnitor as Indemnitee may reasonably request and is reasonably available to Indemnitor; provided, however, that Indemnitee and assignee or participant or proposed assignee or participant, as the case may be, shall each maintain as confidential any and all information obtained about Indemnitor and shall not disclose such information to any third party, except such party’s consultants, lenders, and attorneys, except as otherwise required by law and except in connection with Indemnitee’s exercise of its remedies under this Agreement.

ARTICLE 3

Representations and Warranties and Covenants

3.1              General Representations and Warranties.   Indemnitor represents and warrants that:

(a)                (i) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized by all requisite organizational action and (ii) this Agreement will not result in the breach of any term or provision of the operating agreement or other governing instrument of Indemnitor;

(b)               intentionally deleted;

(c)                compliance with this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of, any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Premises is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Premises is subject;

(d)               there is no action, suit, proceeding or investigation pending or to Indemnitor’s knowledge, threatened against it that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor described herein, or that would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement or have a Material Adverse Effect;

(e)                no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other party is required in connection with the execution and delivery of and performance of this Agreement (except for Governmental Authorities in connection with the performance hereof); and

(f)                this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE 4

General

4.1              Unimpaired Liability.   The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Agreement, the Note, the Mortgage or any other document that evidences, secures or guarantees all or any portion of the Loan, or is executed and delivered in connection with the Loan (the “Other Security Documents”) to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Premises (subject to any restrictions on transfer under the Loan Agreement).  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Loan Agreement, the Note, the Mortgage or any of the Other Security Documents, (b) any sale or transfer of all or part of the Premises, (c) except as provided herein, any exculpatory provision in the Loan Agreement, the Note, the Mortgage, or any of the Other Security Documents limiting Indemnitee’s recourse to the Premises or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Loan Agreement, the Note, the Mortgage or any of the Other Security Documents, or herein, (e) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the Other Security Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee’s failure to record the Mortgage or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

4.2              Enforcement.   Indemnified Parties may enforce the obligations of the Indemnitor without first resorting to or exhausting any security or collateral, or without first having recourse to the Loan Agreement, the Note, the Mortgage, or any other Security Documents or any of the Premises, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee as permitted by applicable law, from suing on the Note, foreclosing, or exercising any power of sale under the Mortgage, or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion.  It is not necessary for an Event of Default to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement applicable to Indemnitor.  Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for its obligations set forth herein.

4.3              Waivers.

(a)                Indemnitor hereby (i) waives any right or claim of right to cause a marshaling of the Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation that Indemnitor may have, provided  that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) waives the right to assert a counterclaim, except when such counterclaim is against a third party, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) waives notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) waives presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) waives all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

(b)               INDEMNITEE AND INDEMNITOR EACH AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY INDEMNITEE AND INDEMNITOR, AND INDEMNITEE AND INDEMNITOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF THE OTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  INDEMNITEE AND INDEMNITOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

ARTICLE 5

Miscellaneous

5.1         Notices.  All notices or other written communications hereunder shall be delivered in accordance with Section 15.6 of the Loan Agreement (except that notices to Guarantor shall be delivered to the address provided therein for Borrower).

5.2              No Third-Party Beneficiary.   The terms of this Agreement are for the sole and exclusive protection and benefit of Indemnified Parties.  No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party.  It is agreed that those Persons included in the definition of Indemnified Parties are not such excluded third-party beneficiaries.

5.3              Duplicate Originals; Counterparts.   This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.  Manually executed counterparts of this Agreement shall be delivered to all parties hereto; provided, that delivery of a signature of this Agreement by facsimile transmission or by .pdf, ..jpeg, .TIFF or other form of electronic mail attachment shall be effective as delivery of a manually executed counterpart hereof prior to and in the absence of manual delivery.

5.4              No Oral Change.   This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

5.5              Headings, etc.   The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

5.6              Number and Gender/Successors and Assigns.   All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor”  shall be deemed to refer to each and every party stated in the first paragraph hereof to be an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided  that no obligation of Indemnitor may be assigned except with the prior written consent of Indemnitee.  Each reference herein to Indemnitee shall be deemed to include its successors and assigns.  This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and permitted assigns. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents in accordance with the Loan Agreement.  Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement.  Except as specifically permitted in the Loan Agreement, Indemnitor shall not have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee and any attempted assignment without such consent shall be null and void.

5.7              Release of Liability.   Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

5.8              Rights Cumulative.   The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies that Indemnitee has under the Loan Agreement, the Note, the Mortgage, or the Other Security Documents or would otherwise have at law or in equity.

5.9  Inapplicable Provisions.   If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

5.10          Governing Law.  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR, AND BY ACCEPTANCE OF THIS AGREEMENT, INDEMNITEE, EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR, AND BY ITS ACCEPTANCE OF THIS AGREEMENT, INDEMNITEE, EACH WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR AND INDEMNITEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

5.11          Approvals.   Wherever pursuant to this Agreement (a) Indemnified Parties exercise any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Indemnified Parties, or (c) any other decision or determination is to be made by Indemnified Parties, the decision of Indemnified Parties to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnified Parties, shall be in the sole discretion of Indemnified Parties, except as may be otherwise expressly and specifically provided herein.

5.12          Legal Fees.   Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall mean reasonable, out-of-pocket, third-party costs and expenses and shall include, but not be limited to, reasonable actual legal fees and disbursements of Indemnified Parties.

5.13          Expenses of Lender.   In the event this Agreement is put into the hands of any attorney for collection, suit or action as against Indemnitor, or Lender shall attempt to remedy any default hereunder, Indemnitor, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs incurred by Lender as a result thereof, including costs of collection and defense, including reasonable attorneys’ fees (and experts’, consultants’ and witnesses’ fees) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

5.14          Joint and Several Liability.  The obligations and liabilities of Indemnitor hereunder shall be joint and several.

5.15          Exculpation.  The provisions of Article 14 of the Loan Agreement regarding exculpation are hereby incorporated by reference with the full force and effect as though such provisions were fully set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date and year first written above.

INDEMNITOR:

REGO II BORROWER LLC,
a Delaware limited liability company

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Secretary

ALEXANDER’S INC.,

a Delaware corporation

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Secretary